                                     FORM
                                      OF
                                CODE OF ETHICS


I.    INTRODUCTION

      This Code of Ethics (the "Code") has been adopted by the Board of [Directors/Trustees] of the BlackRock investment companies listed on Schedule 1 (each a "Fund") in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), to establish standards and procedures necessary to ensure that personnel of the Fund, in connection with their personal trading activities, comply with their ethical and legal obligations with respect to the Fund and the anti-fraud provisions under the Rule.

II.   STATEMENT OF GENERAL PRINCIPALS

      This Code is based on the principle that the officers, directors and employees of the Fund owe a fiduciary duty to the shareholders of the Fund, to conduct their personal securities transactions in a manner that does not interfere with Fund portfolio transactions or otherwise take unfair advantage of their relationship to the Fund. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions to avoid any actual or potential conflict of interest or any abuse of such person's position of trust and responsibility and to prevent such persons from engaging in conduct prohibited by the 1940 Act.

III   DEFINITIONS

      For purposes of this Code, the following definitions shall apply.

      A. "Access Person" means any trustee, officer, general partner, or Advisory Person of the Fund or of the Advisor.

      B. "Advisor" means BlackRock Advisors, Inc., investment adviser to the Fund.

      C.  "Advisory Person" means:

          1. Any employee of the Fund or the Advisor or of any company in a control relationship to the Fund or the Advisor who, in connection with such person's regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          2. Any natural person in a control relationship to the Fund or the Advisor who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a held in the name of members of such person's immediate family sharing the same household including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and adoptive relationships; or Security.

      D. "Beneficial Ownership" of a security is interpreted in the same manner as it is under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is subject to the provisions of Section 16 of the 1934 Act and the rules promulgated thereunder.
A person is considered the beneficial owner of securities in which such person has the opportunity to directly or indirectly through any contract, arrange ment, understanding, relationship or otherwise, profit or share in any profit derived from a transaction in securities. Generally, a person is regarded as having beneficial ownership of securities

          1. held in the name of members of such person's immediate family sharing the same household including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and adoptive relationships; or

          2. if such person has the right to acquire securities immediately or some time in the future, such as through the exercise or conversion of any derivative security, whether or not presently exercisable.

      E. "Compliance Personnel" shall mean appropriate management or compliance personnel appointed by the Board from time to time to review reports and monitor personal investment activity pursuant to the Rule and this Code.

      F. "Initial Public Offering" or "IPO" is an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), by issuers not previously subject to the reporting requirements of the Exchange Act.

      G.  "Investment Personnel" means:

          1. portfolio managers and any other employees of the Fund or the Advisor or of any company in a control relationship to the Fund or the Advisor who, in connection with his or her regular functions or duties, makes or participates in making investment recommendations to the Fund regarding the purchase or sale of securities; and

          2. any natural person in a control relationship to the Fund or the Advisor who obtain information about investment recommendations made to the Fund regarding the purchase or sale of securities.

      H. "Limited Offering" is an offering that is exempt from registration under the 1933 Act and includes private placement offerings that are exempt from registration under the 1933 Act as well as offerings that are not public under the 1933 Act.

      I.  "Purchase or sale of a Security" includes, inter alia, the writing of
                                                     ----- ----
an option to purchase or sell a Security.

      J. "Security" has the meaning set forth in Section 2(a)(36) of the 1940 Act but does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt securities, including repurchase agreements, and shares issued by registered open-end investment companies.

      K. "Security held or to be acquired" by the Fund means any Security which, within the most recent 15 days (i) is or has been held by the Fund; (ii) is being or has been considered by the Fund or its Advisor for purchase by the Fund or (iii) any option to purchase or sell, and any security convertible into or exchangeable for a Security.

IV.   STANDARDS OF CONDUCT

      A. It shall be a violation of the Code for any affiliated person of the Fund or the Advisor, in connection with the purchase or sale, directly or indirectly, of a "Security held or to be acquired" by the Fund:

          1.   To employ any device, scheme or artifice to defraud the Fund;

          2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          4.   To engage in any manipulative practice with respect to the Fund.

      B. The Fund shall use reasonable diligence and institute the procedures set forth below which are reasonably necessary to prevent violations of this Code and shall investigate any matter the facts of which suggest that the Code has been violated.

      C. All employees, officers and directors of the Fund are encouraged to seek advice from counsel with respect to any action or transaction which may violate the provisions of this Code and to refrain from any action or transaction which might lead to the appearance of a viola tion.
V.    REPORTING REQUIREMENTS

      A.  Initial and Annual Holdings Reports.  No later than 10 days after
          -----------------------------------
becoming an Access Person and thereafter, annually, each Access Person must furnish a report showing (i) the date of the report, (ii) the title, number of shares and principal amount of each Security, which had been owned directly or indirectly, by the Access Person and (iii) the name of any broker, dealer or bank with an account holding any securities for the direct or indirect benefit of the Access Person, as of the date the reporting person became an Access Person, or in the case of annual reports, no more than 30 days before the annual report is submitted by the Access Person.

      B.  Quarterly Transaction Reports.  No later than 10 days after the end of
          -----------------------------
the calendar quarter with respect to:

          1. any transaction in a Security during the quarter in which an Access Person had any direct or indirect beneficial ownership, such Access Person must furnish a report showing (i) the date of the report; (ii) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security in volved; (iii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iv) the price at which the transaction was effected; and (v)the name of the broker, dealer or bank with or through which the transaction was effected; and

          2. any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of such Access Person, such Access Person must furnish a report showing (i) the name of the broker, dealer or bank with which established the account; (ii) the date the account was established; and (iii) the date report submitted.

      C. Any report required to be made pursuant to paragraphs A and B may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      D. Any report required to be made pursuant to paragraphs A and B shall be consid ered to be made if:

          1. Such reporting person requests that each broker who effects transactions for such reporting person provides to the Fund monthly account information (in the form attached as Exhibit A).

          2. In the event no reportable transactions occurred during the quarter, such reporting person so notes on the report and returns such report signed and dated.

          3. Such reporting person is otherwise required to file (and files) such reports pursuant to the code of ethics of the Advisor.

      E. Compliance Personnel appointed by the Fund and the Advisor shall review all securities transactions and holdings reports required to be filed under paragraphs A and B, and the Fund will maintain a record of the names of such persons performing the review.

      F. Notwithstanding the provisions of paragraphs A and B, no person shall be required to make a report:

          1. With respect to transactions effected for any account over which such person does not have any direct or indirect influence or control; or

          2. If such person is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act and would be required to make such a report solely by reason of being a director of the Fund, except where such director knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or the Advisor.

VI.   PRIOR APPROVAL OF CERTAIN INVESTMENTS

      A. Investment Personnel must obtain written approval before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or a limited offering transaction.

          1. Approvals for transactions must be obtained in writing by completing and signing a form provided for that purpose by the Fund, which form shall set forth the details of the proposed transaction. An example of such form is attached as Exhibit B.

          2. Compliance Personnel assigned by the Fund will review each request for approval and determine whether to pre-clear such transaction and the Fund will maintain a written record of each approval of, and rationale supporting, a pre-clearance transaction.

      B. Compliance Personnel may refuse to grant clearance of a personal transaction in such person's sole discretion without being required to specify any reason for the refusal.

      C. Generally, Compliance Personnel will consider the following factors in making a pre-clearance determination:

          1. whether the investment opportunity should be reserved for the Fund and its shareholders; and

          2. whether the opportunity is being offered to an individual by virtue of such person's position with the Fund.

          Whether the Fund has the ability to invest in a particular security (as a result of investment restrictions or otherwise) is not a basis for pre-clearance.

VII   ADMINISTRATION AND ENFORCEMENT

      The administration of this Code shall be the responsibility of Compliance Personnel of the Fund whose duties shall include:

      A. Maintaining a list of all Access Persons who are under duty to make reports or pre-clear transactions under this Code and providing each such person with a copy of the Code and informing them of their duties and obligations hereunder.

      B. Approving or denying requests for pre-clearance transactions submitted to the Fund and maintaining a record of such decision and if approved, supporting reasons of such approval.

      C. Reviewing all quarterly securities transactions and holdings reports required to be filed pursuant to this Code, and maintaining a record of such review, including the name of the Compliance Personnel performing the review.

      D. Preparing listings of all transactions effected by such persons and comparing all reported personal securities transactions with completed portfolio transactions of the Fund and securities being considered for purchase or sale by the Fund to determine whether a violation of this Code may have occurred.

      E. Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code to the Board or any person or persons appointed by the Board to deal with such information.

      F. Submitting reports to the Board containing a description of any violation and sanction imposed and other significant information concerning the appropriateness of this Code.

VII   RESPONSIBILITIES OF ADVISOR

      A. The Advisor (including, where applicable, any sub-advisor) of the Fund shall submit for Board review and approval, (i) a copy of its code of ethics adopted by such Advisor pursuant to the Rule; (ii) promptly report to the Board for review and approval, any amendments to such code of ethics; (iii)furnish to the Board upon request, copies of any reports made pursuant to its code of ethics by any person who is an Access Person as to the Fund; and (iv) immediately furnish to the Board, without request, all material information regarding any violation of its code of ethics by any Access Person or Investment Personnel as to the Fund.

      B. On an annual basis, the Advisor shall prepare a written report to the Board that (i) describes any issues arising under the Code since the last report including, but not limited to, information about material violations of the Code and sanctions imposed in response to such violations; and (ii) certifies that it has adopted procedures reasonably necessary to prevent violations of the Code.

IX.   MAINTENANCE OF RECORDS

     Compliance Personnel of the Fund shall maintain and cause to be maintained in an easily accessible place, the following records:

      A. A copy of any code of ethics adopted by the Fund pursuant to the Rule which is or has been in effect during the past five years;

      B. A list of all persons who are, or within the preceding five years have been, required to make reports pursuant to the Rule and this Code;

      C. A copy of each report made pursuant to the Rule and this Code within the preceding five years;

      D. A copy of any decision and reasons supporting such decision to approve a pre-clearance transaction pursuant to this

Code, made within the past five years after the end of the fiscal year in which such approval is granted; and

      E. A copy of any record or report of violation of this Code and any action taken as a result of such violation.

X.    CODE VIOLATIONS AND SANCTIONS

      A. Compliance Personnel or any officer or [director/trustee] of the Fund who discovers a violation or apparent violation of this Code by any other person shall bring the matter to the attention of the President of the Fund who shall then report the matter to the Board. The Board shall determine whether a violation has occurred and, if it so finds, may impose such sanc tions, if any, as it considers appropriate. Before making any determination that a violation has been committed by any person, the Board shall give such person an opportunity to supply additional explanatory material.

      B. Any violation of this Code will be subject to the imposition of such sanctions by the Fund that the Board may deem appropriate under the circumstances to achieve the purposes of the Rule and this Code which may include suspension without pay, dismissal and/or restitu tion of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person or any other sanction which the Board shall determine to be reasonable and proper.

I.    ADOPTION OF CODE OF ETHICS

      This Code has been adopted by the Board of [Directors/Trustees] of the Fund, including a majority of the [Directors/Trustees] who are not "interested persons," as that term is defined in the 1940 Act, at a meeting held on [
].

      Prior to adopting this Code, the Board reviewed and approved the code of ethics adopted by the Fund's Advisor, including all procedures or provisions related to the enforcement of this Code. The Board based its approval of this Code and the code of ethics of the Advisor on (i) certifications from the Fund and the Advisor that adequate procedures are in place to prevent violations of the codes and (ii) a determination that such codes are adequate and contain provisions reasonably necessary to ensure that personnel of the Fund and the Advisor comply with the Rule and this Code.

                                                                      SCHEDULE 1

                                 CODE OF ETHICS
                                       OF
                                BLACKROCK FUNDS

BlackRock Advantage Term Trust
BlackRock Broad Investment Grade 2009 Term Trust
BlackRock California Insured Municipal 2008 Term Trust
BlackRock California Investment Quality Municipal Trust
BlackRock Florida Insured Municipal 2008 Term Trust
BlackRock Florida Investment Quality Municipal Trust
BlackRock High Yield Trust
BlackRock Income Trust
BlackRock Insured Municipal 2008 Term Trust Inc,
BlackRock Insured Municipal Term Trust
BlackRock Investment Quality Municipal Trust
BlackRock Investment Quality Term Trust
BlackRock Municipal Target Term Trust
BlackRock New Jersey Investment Quality Municipal Trust
BlackRock New York Insured Municipal 2008 Term Trust
BlackRock New York Investment Quality Municipal Trust
BlackRock North American Government Income Trust
BlackRock Pennsylvania Strategic Municipal Trust
BlackRock Strategic Municipal Trust

                                                                      EXHIBIT __


To:



          This letter will confirm that in lieu of submitting a quarterly report, I have instructed all brokers with whom I have a brokerage account to submit to you on a monthly basis all transactions which were effected in securities of which I had or by reason of such transaction acquired, direct or indirect, beneficial ownership and which are required to be reported pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended, and the Fund's Code of Ethics.

                                    Very truly yours,


                                    ____________________________________


Dated:_____________________

                                                                      EXHIBIT __



                              INITIAL SECURITIES
                                HOLDINGS REPORT


     Sign and return no later than 10 days after becoming obligated to file this report. Use reverse side if additional space is needed.

     The following lists all securities in which I have any direct or indirect beneficial ownership.



----------------------------------
                 Title          Number             Broker/Dealer
                  of              of          Principal          Holding
Date            Security        Shares          Amount           Account

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_____

                                                Name:_________________________

Date:_____________________              Signature:_____________________

                                                                     EXHIBIT ___

                               ANNUAL SECURITIES
                                HOLDINGS REPORT


     Sign and return to the Fund. Use reverse side if additional space is needed.

     The following lists all securities in which I have or had any direct or indirect beneficial ownership during the last calendar year. Information provided on this report is current as of not more than 30 days before the date report submitted.



----------------------------------
                 Title          Number             Broker/Dealer
                  of              of          Principal          Holding
Date            Security        Shares          Amount           Account

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_____

                                                Name:_________________________

Date:_____________________              Signature:_____________________

                                                                      EXHIBIT __

                              QUARTERLY SECURITIES
                              TRANSACTIONS REPORT



     Sign and return to the Fund no later than the 10/th/ day of the month following the end of the quarter. Use reverse side if additional space is needed. If no transactions took place write "None".

     The following lists all transactions in securities in which I had any direct or indirect beneficial ownership during the last calendar quarter.



                           Purchases and Acquisitions

--------------------------------------------------------------------------------
                             Interest                              Broker/Dealer
         Title     Number      Rate/                               making Trans.
           of       of       Maturity   Principal   Unit    Total   or Holding
Date    Security   Shares      Date      Amount     Price   Price   an Account

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_____

                          Sales and Other Dispositions

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_____

                                        Name:__________________________

Date:_____________________              Signature:_____________________

                                                                      EXHIBIT __

                    Initial Public Offering Approval Request


______________________________                  ________________________________
Name (Please Print)                             Department & Job Title

1.  Name of company:_________________________________________________________
2.  Type of security:     [ ] Equity    [ ] Fixed income
3.  Planned date of transaction:_____________________________________________
4.  Size of offering:________________________________________________________
5.  Number of shares to be purchased:________________________________________
6.  Is it a "hot issue"?_____________________________________________________
7.  What firm is making this IPO available to you?___________________________
8. Do you do business with this firm in connection with managing fund or client accounts?_________________________________________________________
9. Do you believe this IPO is being made available to you in order to influence brokerage order flow for fund or client accounts?______________
10. Have you in the past received IPO allocations from this firm?
    [ ] Yes [ ] No
    If "yes", please provide a list of all previously purchased IPO's________
    _________________________________________________________________________

11. Are other Firm personnel or clients involved?        [ ] Yes   [ ] No
    If  "yes", please describe:______________________________________________
    _________________________________________________________________________

12. Does a fund that you manage have an investment objective that would make this IPO an opportunity that should first be made available to a fund or
    client you manage money for?          [ ] Yes   [ ] No
13. Describe how you became aware of this investment opportunity:____________
    _________________________________________________________________________

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the firm's code of ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security nor is the above trade in a related security which indirectly would result in a transaction in a security in which there are pending client orders. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

Signature                           Date

Date Received by Compliance Personnel:____________________________

Approved:____________________   Disapproved:____________________   Date:________
Name                            Name:
Title:                          Title:

                                                                      EXHIBIT __
                       Private Placement Approval Request
(attach a copy of the Private Placement Memorandum, Offering Memorandum or any other relevant documents)

______________________________                  ________________________________
Name (Please Print)                             Department & Job Title

14. Name of corporation, partnership or other entity (the "Organization")
    ___________________________________________________________________________

15. Is the organization:  [ ] Public  [ ] Private
16. Type of security or fund:
17. Nature of participation (e.g., Stockholder, General Partner, Limited Partner). Indicate all applicable:
    ___________________________________________________________________________
18. Planned date of transaction:_______________________________________________
19. Size of offering (if a fund, size of fund):________________________________
20. Size of your participation:________________________________________________
21. Would investment carry limited or unlimited liability?
    [ ] Limited    [ ] Unlimited
22. Would the investment require any use of the Firm's premises, facilities or
    materials?      [ ] Yes   [ ] No
    If "yes", please describe:_________________________________________________
23. Are other Firm personnel or clients involved?  [ ] Yes   [ ] No
    If  "yes", please describe:________________________________________________
24. Describe the business to be conducted by the Organization:_________________
    ___________________________________________________________________________
    If organization is a fund:
    . Describe investment objectives of fund (e.g.,value, growth or speciality)
      _________________________________________________________________________
    . Does a fund that you manage have an investment objective that would make this private placement an opportunity that should first be made available
      to a fund or client you manage money for? [ ] Yes   [ ] No
   If  "yes", please describe which client or fund:____________________________
   ____________________________________________________________________________
   _____________________

25. Will you participate in any investment decisions? [ ] Yes   [ ] No
    If "yes", please describe:
    ___________________________________________________________________________

26. Describe how you became aware of this investment opportunity:
    ___________________________________________________________________________

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the firm in writing if any aspect of the investment is proposed to be changed (e.g., investment focus of fund, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or disinvestment by me.

I represent (i) that I have read and understand the Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security nor is the above trade in a related security which indirectly would result in a transaction in a security in which there are pending client orders. Furthermore, I acknowl edge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.


Signature                                     Date

Date Received by [Compliance Personnel]:______________________________________

Approved:_______________________     Disapproved:_____________________________
Name                                 Name:
Title:                               Title:

Date: ____________________________

                                                                      EXHIBIT __
                                 Code of Ethics
                            Exception Reporting Form


Account Name(s) _________________________________________________

Account Number(s)  #_____________________________________________

Trade/Exception Date(s)  ___/___/___

Settlement Date(s), if any  ___/___/___

How was exception detected? ______________________________________


Detection Date  ___/___/___

Reporting Date  ___/___/___

Reporting Person/
Name: _______________________________________
Phone # _____________________________________

Details of the exception:______________________________________




Portfolio Manager/Analyst Trade?  [ ] Yes   [ ] No

Was there a direct conflict of interest with a client account? [ ] Yes   [ ] No


Effects of the exception (i.e.,         ______________________________________
interest costs and gains/losses         ______________________________________

Corrective action taken or to           ______________________________________
be taken (please provide                ______________________________________
details of correcting trades)           ______________________________________

List any changes to                     ______________________________________
procedures or controls                  ______________________________________

Was Board of Directors of the           [ ] Yes   [ ] No
Fund notified (if required)?            ______________________________________
If yes, in what form and when?          ______________________________________

Details of reimbursement or             ______________________________________
payment (amount, date, payee)           ______________________________________

Any additional notes                    ______________________________________

                                                                      EXHIBIT __

To:


   This letter will confirm that in lieu of submitting a quarterly report, I have instructed all brokers with whom I have a brokerage account to submit to you on a monthly basis all transactions which were effected in securities of which I had or by reason of such transaction acquired, direct or indirect, beneficial ownership and which are required to be reported pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended, and the Fund's Code of Ethics.

                                        Very truly yours,


                                        ______________________________________


Dated:______________________

                              ANNUAL CERTIFICATION
                            UNDER RULE 17J-1 OF THE
                         INVESTMENT COMPANY ACT OF 1940

         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics (the "Code") for the BlackRock invesment companies listed below (the "Funds"), each of the Funds hereby certifies to such Fund's Board of Directors that such Fund has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.

Date:____________________               By:_______________________
                                        Name:
                                        Title:

BlackRock Advantage Term Trust
BlackRock Broad Investment Grade 2009 Term Trust
BlackRock California Insured Municipal 2008 Term Trust
BlackRock California Investment Quality Municipal Trust
BlackRock Florida Insured Municipal 2008 Term Trust
BlackRock Florida Investment Quality Municipal Trust
BlackRock High Yield Trust
BlackRock Income Trust
BlackRock Insured Municipal 2008 Term Trust Inc,
BlackRock Insured Municipal Term Trust
BlackRock Investment Quality Municipal Trust
BlackRock Investment Quality Term Trust
BlackRock Municipal Target Term Trust
BlackRock New Jersey Investment Quality Municipal Trust
BlackRock New York Insured Municipal 2008 Term Trust
BlackRock New York Investment Quality Municipal Trust
BlackRock North American Government Income Trust
BlackRock Pennsylvania Strategic Municipal Trust
BlackRock Strategic Municipal Trust

                             ANNUAL CERTIFICATION
                            UNDER RULE 17J-1 OF THE
                        INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and pursuant to the Code of Ethics for BlackRock Advisors, Inc. ("BlackRock") and the Code of Ethics for the Funds (collectively, the "Code"), BlackRock certifies to the Board of Directors of the Funds that BlackRock has adopted procedures reasonably necessary to prevent Access Persons (as defined in the Code) from violating the Code.

Date:____________________               By:_______________________
                                        Name:
                                        Title: